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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported): September 22, 2006

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           0-32737                                       88-049002272
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   (Commission File Number)                    (IRS Employer Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
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               Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (630) 325-7130




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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(a) On September 22, 2006, Voyager One entered into an independent consultant agreement with Summit Financial Partners, LLC with an effective date of September 11, 2006, for investors' communications and public relations services up to December 11, 2007. Under the terms of the agreement, Voyager One is to issue a total of 4,500,000 shares of the Company's restricted common stock to Summit's principals. 1,736,111 of these shares were purchased at $0.072 per share for a total purchase price of $125,000. The remaining 2,763,889 shares are valued at the closing bid price of $0.11 per share or a total of $304,028. Services are to include assistance in the development of business plans, strategy and personnel and stockholder and public relations functions. In the event Summit performs substantial services for any direct competitor of the Company, then all of the shares are forfeited. The Company is not precluded from entering into any agreements with third parties. Summit also agrees to introduce the Company to third parties for the purpose of evaluating potential equity or debt financing transactions. If a direct introduction occurs resulting in a financing transaction, Summit is to be paid a 7% finder's fee of the total gross funding in cash. If Summit introduces the Company to an intermediary or broker dealer which results in a financing transaction with a third party, then Summit is to receive a finder's fee in the amount of 3% of the total gross funding in cash.

(b) On September 22, 2006, Voyager One, Inc., on behalf of its wholly owned subsidiary, Silicon Film Technologies, Inc., entered into a joint venture agreement with Applied Color Science, Inc. for further research and development, testing, evaluation and deployment of the technology underlying its electronic film system culminating in a functional prototype. Silicon is to contribute the use of sensors, patents, mechanical designs and hardware resources in existence and Applied Color is to contribute a patented image sensor connection interface, financial and technical resources, and, agrees to credit $11,000 owed by Silicon. Under the terms of the agreement, Voyager One is to issue a total of 705,000 restricted shares of its common stock valued at the closing bid price of $0.11 per share or a total of $77,550. The agreement terminates upon the earlier of the successful development of a functional prototype, the mutual consent of the parties or 180 days from the effective date. Silicon will retain all ownership rights in the technology developed during the joint venture. Upon termination, Applied Color and Silicon have ninety days to enter into either, a licensing agreement for the technology developed during the joint venture, or a revenue sharing agreement for the commercialization of the electronic film system provided funding is provided by Applied Color or a third party. Applied Color will receive a 25% share of revenues if it provides the financing or a 50% share if a third party provides the financing. In the event no agreement is finalized, then Silicon is free to license, sell or commercialize the technology developed during the joint venture, in which case, Applied Color would be entitled to a 25% share of revenue.

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Item 9.01  Financial Statements and Exhibits
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(d) Exhibits

10.1 Independent Consulting Agreement between Voyager One, Inc. and Summit Financial Partners, LLC dated September 22, 2006

10.2 Joint Venture Agreement between Voyager One, Inc., on behalf of its wholly owned subsidiary, Silicon Film Technologies, Inc. and Applied Color Science, Inc. dated September 22, 2006




                           SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 27, 2006          VOYAGER ONE, INC.

                                   By: /s/ John Lichter
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                                   Chief Executive Officer



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